Exhibit 99.1

PBF Energy Comments on Toledo Refinery Operations

PARSIPPANY, N.J.--(BUSINESS WIRE)--January 31, 2013--PBF Energy Inc. (NYSE: PBF) today reported that its Toledo refinery experienced a drop in steam pressure last night, which was followed by a brief fire beginning at 11:50pm within the Fluid Catalytic Cracking complex (FCC). Emergency response personnel extinguished the fire in approximately 25 minutes and there were no injuries or known offsite impacts. Appropriate government agencies have been contacted and a full investigation into the cause of the incident is underway.

Regarding operations, the FCC was the only unit involved and it has been temporarily shut down. The refinery’s other processing units are currently running at reduced rates or on standby. The company expects that it will take several weeks for the refinery to return to planned operations.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s (PBF Energy Inc. and subsidiaries) control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

CONTACT:
PBF Energy Inc.
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973-455-7578
or
Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973-455-8994